SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2005
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:                  (408) 235-5500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
          On November 9, 2005, Terayon Communication Systems, Inc. (“Terayon”) announced the industry’s first ‘telco-optimized’ solution that allows telecommunication service providers to create new advertising revenue streams to support their rollout of IPTV (Internet Protocol Television) services. At the TelcoTV Conference & Expo in San Diego, California, Terayon is demonstrating how its new DM 6400-IPTV Network CherryPicker® enables telecommunication carriers to seamlessly insert local advertisements into MPEG-4/AVC encoded digital video, the format most carriers have selected for their digital video service offerings. Terayon is also demonstrating its MPEG-4/AVC ad insertion solution at this week’s SMPTE (Society of Motion Picture and Television Engineers) conference in New York City. At both shows, the DM 6400-IPTV is working with Adtec Digital’s DPI-1200 advertising server. Terayon is working closely with all of its ad insertion partners - Adtec, C-COR and SeaChange International — to ensure product interoperability. Terayon is also working with several of the largest vendors to the telecommunication industry — including Nortel - to integrate the DM 6400-IPTV as part of larger, complete digital video solutions for telecom carriers.
ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Terayon Enables Telcos to Generate Advertising Revenues with Industry’s First Ad Insertion Solution for Telco IPTV Services

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
Date: November 10, 2005	By:	/s/ Mark Richman
Mark Richman
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

Exhibit 99.1	Terayon Enables Telcos to Generate Advertising Revenues with Industry’s First Ad Insertion Solution for Telco IPTV Services